Exhibit 4.1

Execution Version

ALLAKOS INC.

WAIVER OF REGISTRATION RIGHTS

DATED AS OF OCTOBER 27, 2020

Reference is hereby made to that certain Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2017, as amended to date (the “Investors’ Rights Agreement”), by and among Allakos Inc., a Delaware corporation (the “Company”), and the Investors named therein (such Investors include each of the undersigned Holders of Registrable Securities). All capitalized terms used in this Waiver of Registration Rights (this “Waiver”) have the meanings ascribed to such terms in the Investors’ Rights Agreement unless otherwise defined herein. This Waiver shall be dated as of the date on which the Company or its agents receive the last signed counterpart signature page hereto necessary to give effect to the actions contemplated hereby.

WHEREAS: The Company is contemplating a potential public offering of the Company’s common stock, pursuant to an automatically effective registration statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission on August 5, 2019, which is to be supplemented and completed on or before December 31, 2020 (the “Registered Offering”).

WHEREAS: Pursuant to, and subject to the terms and conditions of, Section 2.2 of the Investors’ Rights Agreement, if the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a public offering of securities, (x) the Company shall promptly give each Holder written notice of the proposed registration and (y) the Company shall use commercially reasonable efforts to include in such registration all Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days of such written notice from the Company is mailed or delivered (the “Piggyback Registration Rights”).

WHEREAS: Pursuant to Section 5.1 of the Investors’ Rights Agreement, any term of the Investors’ Rights Agreement may be amended or waived with the written consent of (i) the Company and (ii) the Holders holding a majority of the Registrable Securities then outstanding, with such amendment or waiver to be binding on all current and future Holders of Registrable Securities.

NOW, THEREFORE, BE IT RESOLVED: Pursuant to Section 5.1 of the Investors’ Rights Agreement, the undersigned Holders of Registrable Securities, on their own behalf and on behalf of all current and future Holders of their respective Registrable Securities, hereby waive the Piggyback Registration Rights, and all notice and other rights related thereto, solely with respect to the Registered Offering.

[Signature page immediately follows]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

COMPANY:

ALLAKOS INC.

By:	/s/ Robert Alexander
Name:	Robert Alexander, Ph.D.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

RIVERVEST VENTURE FUND III, L.P. By: RiverVest Venture Partners III, L.P., its General Partner By: RiverVest Venture Partners III, LLC, its sole General Partner

By:	/s/ John McKearn

Name:	John P. McKearn, Member

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

RIVERVEST VENTURE FUND III (Ohio), L.P.

By: RiverVest Venture Partners III (Ohio), LLC, its General Partner

By: RiverVest Venture Partners III, L.P., its sole member

By: RiverVest Venture Partners III, LLC, its general partner

By:	/s/ John McKearn

Name:	John P. McKearn, Member

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

3X5 RIVERVEST FUND II, L.P. By: 3x5 RiverVest Partners II, LLC, its General Partner By: RiverVest 3x5 Managers II, L.P., its Member By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John McKearn

Name:	John P. McKearn, Member

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

3X5 RIVERVEST FUND II-B, L.P. By: 3x5 RiverVest Partners II, LLC, its General Partner By: RiverVest 3x5 Managers II, L.P., its Member By: RiverVest 3x5 Managers II, LLC, its General Partner

By:	/s/ John McKearn

Name:	John P. McKearn, Member

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

RIVERVEST VENTURE FUND II, L.P. By: RiverVest Venture Partners II, L.P., its General Partner By: RiverVest Venture Partners II, LLC, its sole General Partner

By:	/s/ John McKearn

Name:	John P. McKearn, Authorized Person

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

RIVERVEST VENTURE FUND II (Ohio), L.P.

By: RiverVest Venture Partners II (Ohio), LLC, its General Partner

By: RiverVest Venture Partners II, L.P., its sole member

By: RiverVest Venture Partners II, LLC, its general partner

By:	/s/ John McKearn

Name:	John P. McKearn, Authorized Person

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

ALTA PARTNERS VIII, LP By: Alta Partners Management VIII, LLC, its general partner

By:	/s/ Daniel S. Janney

Name:	Daniel S. Janney, Managing Director

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]

This Waiver is hereby acknowledged and agreed on behalf of the undersigned:

HOLDERS:

ALTA PARTNERS NEXTGEN FUND I, LP By: Alta Partners NextGen Fund I Management, LLC, its general partner

By:	/s/ Daniel S. Janney

Name:	Daniel S. Janney, Managing Director

[SIGNATURE PAGE TO WAIVER REGISTRATION RIGHTS]